Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

of

MONDELĒZ INTERNATIONAL, INC.

(Effective as of March 17, 2020)

ARTICLE I

Meetings of Shareholders

Section 1. Annual Meetings. – The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, and any postponement or adjournment thereof, shall be held on such date and at such time as the Board of Directors may in its discretion determine.

Section 2. Special Meetings.

(a) A majority of the Board of Directors or the Chairman of the Board may call special meetings of the shareholders. Special meetings shall be held solely for the purposes specified in the notice of meeting.

(b) The Board of Directors shall call a special meeting of shareholders after the secretary receives a valid request or requests for a special meeting of shareholders from the record holders of shares representing at least twenty percent (the “Requisite Percentage”) of the combined voting power of the then outstanding shares of all classes of the Corporation’s capital stock entitled to vote on the matter(s) proposed to be voted on at such meeting. To be valid, the request or requests must (i) be written, (ii) be delivered to the secretary at the Corporation’s principal executive office (the date on which the secretary receives the request is the “Delivery Date”), (iii) include (1) the specific purpose(s) of the special meeting of shareholders and the matter(s) proposed to be voted on at the meeting, (2) with respect to shareholders requesting the special meeting (except for any shareholder that (A) is not an affiliate or associate of or acting in concert with any other requesting shareholder and (B) has requested the special meeting in response to a solicitation statement filed by another shareholder seeking support from the Requisite Percentage of shareholders for such special meeting pursuant to, and in accordance with, Section 14(a) of the Exchange Act (a “Solicited Shareholder”)), the information specified in the third paragraph of Article I, Section 6 of these By-laws (as if such special meeting was an annual meeting), and (3) documentary evidence that the requesting record holders own the Requisite Percentage at the time the secretary receives the request and (iv) be signed and dated by the record holder(s). If the requesting record holder(s) are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the written request must also include documentary evidence that the beneficial owners on whose behalf the request(s) are made (collectively, the “Requesting Holders”) beneficially own the Requisite Percentage on the Delivery Date. The shareholders (except for any Solicited Shareholders) requesting the special meeting shall (1) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this By-Law and (2) promptly update and supplement any information previously provided to the Corporation pursuant to this By-Law, if necessary, so that the information provided or required to be provided shall be true and complete (y) as of the voting record date for the special meeting and (z) as of the date that is 10 days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary at the Corporation’s principal executive offices. Any shareholder who submitted a written request for a special meeting of shareholders may revoke that written request at any time by delivering a written revocation to the secretary at the Corporation’s principal executive offices. In addition, any Requesting Holder’s failure to appear at the special meeting of shareholders or to send the Requesting Holder’s qualified representative to the special meeting of shareholders to present such matter(s) to be voted on at the special meeting of shareholders also constitutes a revocation of such request.

The Corporation is not required to call a special meeting of shareholders pursuant to this Section 2(b) with respect to any matter if (x) an identical or substantially similar matter was included on the agenda of any annual or special meeting of shareholders held within 60 days prior to the Delivery Date or will be included on the agenda at an annual meeting to be held within 90 days after the Delivery Date (For purposes of this clause (x), the election or removal of directors shall be considered an identical or substantially similar matter with respect to all matters involving election or removal of directors.), or (y) the purpose of the special meeting of shareholders is not a proper matter for shareholder action or is otherwise unlawful, or (z) the written request for a special meeting of shareholders itself violated applicable law(s) or was not made in accordance with these By-Laws.

The business conducted at the special meeting of shareholders called in accordance with this Section 2(b) shall be limited to the business set forth in the notice of the meeting; provided that the Board of Directors may submit additional matters to the shareholders at the meeting by including those matters in the notice of the special meeting of shareholders.

Section 3. Place of Meetings. – Each meeting of the shareholders shall be held at such place (or by remote communication, if authorized by the Board of Directors) as may be fixed by the Board of Directors.

Section 4. Notice of Meetings. – Notice, stating the place (or means of remote communication, if authorized by the Board of Directors), day and time and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting (except as a different time is specified herein or by law), to each shareholder of record in respect of the business to be transacted thereat. Notice of a shareholders’ meeting to act on an amendment of the Articles of Incorporation, a plan of merger, share exchange, domestication or entity conversion, a proposed sale of the Corporation’s assets that is subject to Section 13.1-724 of the Virginia Stock Corporation Act, or the dissolution of the Corporation shall be given not less than 25 nor more than 60 days before the date of the meeting and shall be accompanied, as appropriate, by a copy of the proposed amendment; plan of merger; share exchange; domestication or entity conversion; or sale agreement. A record date fixed by the Board of Directors with respect to any meeting of the shareholders shall be the record date for determining shareholders entitled to notice of and to vote at such meeting, unless the Board of Directors, at the time it fixes the record date for shareholders entitled to notice of the meeting, fixes a later record date on or before the date of the meeting to determine the shareholders entitled to vote at the meeting.

Notwithstanding the foregoing, a written waiver of notice signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A shareholder who attends a meeting shall be deemed to have (a) waived objection to lack of notice or defective notice of the meeting, unless at the beginning of the meeting he or she objects to holding the meeting or transacting business at the meeting, and (b) waived objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless he or she objects to considering the matter when it is presented.

Section 5. Quorum and Adjournment. – At all meetings of the shareholders, unless a greater number or voting by classes is required by law, a majority of the shares entitled to vote, represented in person (including by means of remote communication, if authorized by the Board of Directors) or by proxy, shall constitute a quorum. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new voting record date is set for that meeting. If a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation, and except that the election of directors shall be determined in accordance with Article II, Section 4. The chairman of the meeting of shareholders shall have the right and authority to adjourn or recess the meeting. The shareholders, even though less than a quorum, may adjourn the meeting.

Section 6. Organization and Order of Business. – The chairman, the lead director, if any, in the chairman’s absence, or the most senior executive officer, if there is no lead director or in the lead director’s absence, shall act as chairman of all meetings of the shareholders. The secretary, or an assistant secretary, in the secretary’s absence, shall act as secretary at all meetings of the shareholders. In the absence of the secretary or an assistant secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

The Board of Directors may adopt such rules, regulations and procedures for the conduct of any meeting of shareholders that it deems appropriate. Except to the extent inconsistent with such rules, regulations and procedures adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

At each annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 6. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (i) not less than 120 days nor more than 150 days before the first anniversary of the preceding year’s annual meeting or (ii) if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, not less than 60 days before the date of the applicable annual meeting. A shareholder’s notice to the secretary, whether pursuant to this Section 6 or Section 2 of this Article I, shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the meeting, and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s stock transfer books, of such shareholder proposing such business, and the name and address of any beneficial owner on whose behalf the proposal is being made, (c) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (d) the class, series and number of shares of stock of the Corporation owned, directly or indirectly, beneficially and of record by the shareholder and any beneficial owner on whose behalf the proposal is made, and any of their respective affiliates or associates or other parties with whom they are acting in concert, as well as any derivative instrument or similar contract or agreement the value of or return on which is based on or linked to the value of or return of any of the Corporation’s securities, (e) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the shareholder and any beneficial owner on whose behalf the proposal is being made, or any of their respective affiliates or associates or other parties with whom they are acting in concert, has a right to vote or direct the voting of any of the Corporation’s securities and (f) any material interest of the shareholder, and any beneficial owner on whose behalf the proposal is made and their respective affiliates or associates or other parties with whom they are acting in concert, in such business. The shareholder shall (1) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this By-Law and (2) promptly update and supplement information previously provided to the Corporation pursuant to this By-Law, if necessary, so that the information provided or required to be provided shall be true and complete (y) as of the voting record date for the meeting and (z) as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary at the Corporation’s principal executive offices. The secretary of the Corporation shall deliver each such shareholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to present such business, such proposal shall be disregarded and such business shall not be transacted, notwithstanding that the Corporation may have received proxies in respect of such vote.

Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 6. The chairman of the meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 6. If the chairman of the meeting should so determine, he or she shall so declare to the meeting and the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 6, a shareholder seeking to have a proposal included in the Corporation’s proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 7. Voting. – A shareholder may vote his or her shares in person (including by means of remote communication, if authorized by the Board of Directors) or by proxy. Any proxy shall be delivered to the secretary of the meeting or to the inspectors of election appointed in accordance with Section 9, at or prior to the time designated by the chairman of the meeting or in the order of business for so delivering such proxies. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy. Each holder of record of stock of any class shall, as to all matters in respect of which stock of such class has voting power, be entitled to such vote as is provided in the Articles of Incorporation for each share of stock of such class standing in the holder’s name on the books of the Corporation as of the voting record date for the meeting of shareholders. Unless required by statute or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or by such shareholder’s proxy, if there be such proxy; provided, however, that if authorized by the Board of Directors, any shareholder vote to be taken by written ballot may be satisfied by a ballot submitted by electronic transmission by the shareholder or the shareholder’s proxy, provided that any such electronic transmission shall either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder or the shareholder’s proxy.

Section 8. Proxies. – A shareholder or shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission. An electronic transmission shall contain or be accompanied by information from which it can be determined that the shareholder, the shareholder’s agent or the shareholder’s attorney-in-fact authorized the transmission. For purposes of this Section 8 and the remainder of these By-Laws, “electronic transmission” means any form or process of communication, not directly involving the physical transmission of paper or other tangible medium, that is suitable for the retention, retrieval and reproduction of information by the recipient and that is retrievable in paper form by such a recipient through an automated process used in conventional commercial practice. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 9. Inspectors.—At every meeting of the shareholders, the proxies shall be received and taken in charge, all votes shall be received and counted and all questions concerning the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by one or more inspectors. Such inspectors shall be appointed by the Corporation or the chairman of the meeting. They shall be sworn faithfully to perform their duties and shall in writing certify to the returns. No candidate for election as director shall be appointed or act as inspector.

ARTICLE II

Board of Directors

Section 1. General Powers. – All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 2. Number. – The number of directors shall be set by the Board of Directors from time to time.

Section 3. Term of Office. – Each director shall serve for the term for which he or she shall have been elected and until a successor shall have been duly elected and qualified.

Section 4. Nomination and Election of Directors.

(a) At each annual meeting of shareholders, the shareholders entitled to vote shall elect the directors.

(b) Except as provided in subsection (c) of this Section 4, each director shall be elected by a vote of the majority of the votes cast with respect to that director-nominee’s election at a meeting for the election of directors at which a quorum is present. For purposes of this subsection (b), a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.

(c) Subsection (b) shall not apply to any election of directors if, as of the expiration of the time when a shareholder may give notice of a nomination of a director pursuant to subsection (d) of this Section 4, there are more nominees for election than the number of directors to be elected, one or more of whom are properly proposed by shareholders. A nominee for director in an election to which this subsection (c) applies shall be elected by a plurality of the votes cast in such election.

(d) No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this subsection (d). Nominations of persons for election to the Board of Directors may be made (1) by the Board of Directors or any committee designated by the Board of Directors or (2) by any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders who complies with the notice procedures set forth in this subsection (d). Such nominations, other than those made by the Board of Directors or any committee designated by the Board of Directors, may be made only if written notice of a shareholder’s intent to nominate one or more persons for election as directors at the applicable meeting of shareholders has been given, either by personal delivery or by United States certified mail, postage prepaid, to the secretary of the Corporation and received (i) not less than 120 days nor more than 150 days before the first anniversary of the preceding year’s annual meeting, or (ii) if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, not less than 60 days before the date of the applicable annual meeting, or (iii) with respect to any special meeting of shareholders called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such shareholder’s notice shall set forth (A) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation’s stock transfer books, of such shareholder, and the name and address of any beneficial owner on whose behalf the nomination is being made, (ii) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (iii) the class, series and number of shares of stock of the Corporation owned beneficially, directly or indirectly, and of record by such shareholder and any beneficial owner on whose behalf the notice is given and any of their respective affiliates or associates or other parties with whom they are acting in concert, as well as any derivative instrument or similar contract or agreement the value of or return on which is based on or linked to the value of or return of any of the Corporation’s securities, (iv) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the shareholder and any beneficial owner on whose behalf the nomination has been made, or any of their respective affiliates or associates or other parties with whom they are acting in concert, has a right to vote or direct the voting of any of the Corporation’s securities and (v) a description of all arrangements or understandings between such shareholder or such beneficial owner or any of their respective affiliates or associates or other parties with whom they are acting in concert and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and (B) as to each person whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and, if known, residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation that are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the U.S. Securities and Exchange Commission promulgated under the Exchange Act and (v) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected. The shareholder shall (1) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this By-Law and (2) promptly update and supplement information previously provided to the Corporation pursuant to this By-Law, if necessary, so that the information provided or required to be provided shall be true and complete (y) as of the voting record date for the meeting and (z) as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary at the Corporation’s principal executive offices. The secretary of the Corporation shall deliver each such shareholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the secretary of the Corporation all such information pertaining to such person that is required to be set forth in a shareholder’s notice of nomination. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to present such nomination, such nomination shall be disregarded, notwithstanding that the Corporation may have received proxies in respect of such vote.

Notwithstanding anything in these By-Laws to the contrary, no persons may be nominated for election to the Board of Directors except in accordance with the procedures set forth in this Section 4. The chairman of the meeting of shareholders shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this subsection (d). If the chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(e) The Corporation shall include in its proxy statement for any annual meeting of shareholders the name together with the Required Information (as defined below) of any person nominated for election to the Board of Directors (a “Shareholder Nominee”) identified in a notice (the “Notice”) that satisfies this Section 4 and is delivered to the principal executive office of the Corporation, addressed to the secretary of the Corporation, not less than one hundred twenty (120) calendar days prior to the anniversary date of the immediately preceding mailing date for the notice of annual meeting of shareholders, delivered by one or more shareholders who at the time the request is delivered satisfy the ownership and other requirements of both subsections (d) and (e) of this Section 4 (such shareholder or shareholders, and any Associated Person (as defined below) of such shareholder or shareholders, the “Eligible Shareholder”), and who expressly elects to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (e). The Notice must be given either by personal delivery or by United States certified mail, postage prepaid.

(i) For purposes of this subsection (e), the “Required Information” that the Corporation shall include in its proxy statement is: (A) the information concerning the Shareholder Nominee and the Eligible Shareholder that, as determined by the Corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the U.S. Securities and Exchange Commission, and (B) if the Eligible Shareholder so elects, a Statement (as defined below). For purposes of this subsection (e), “Associated Person” means any affiliate or associate of, or any other party acting in concert with or on behalf of: (A) a shareholder nominating a Shareholder Nominee, or (B) any beneficial owner on whose behalf the shareholder is acting.

(ii) The Corporation shall not be required to include a Shareholder Nominee in its proxy materials for any special meeting of shareholders.

(iii) The Corporation shall not be required to include a Shareholder Nominee in its proxy materials for any annual meeting of shareholders for which: (A) the secretary of the Corporation receives a notice that the Eligible Shareholder has nominated a person for election to the Board of Directors pursuant to the notice requirements set forth in subsection (d) of this Section 4 and (B) the Eligible Shareholder does not expressly elect as a part of providing the Notice to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (e).

(iv) The number of Shareholder Nominee(s) (including any Shareholder Nominee(s)) elected to the Board of Directors at either of the two preceding annual meetings who is (are) standing for reelection and any Shareholder Nominee(s) that was (were) submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this subsection (e) but either is (are) subsequently withdrawn or that the Board of Directors or any committee designated by the Board of Directors decides to nominate for election to the Board of Directors (a “Board Nominee”) appearing in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of: (A) two Shareholder Nominees and (B) 20% of the number of directors in office as of the last day on which the Notice may be delivered or if such amount is not a whole number, the closest whole number below 20%. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this subsection (e) exceeds this maximum number, then each Eligible Shareholder shall select one Shareholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, making their selections in the order of the amount (largest to smallest) of outstanding shares of the Corporation’s stock eligible to vote in the election of directors that each Eligible Shareholder disclosed as owned in the Notice of the nomination submitted to the Corporation. If after each Eligible Shareholder has selected one Shareholder Nominee the maximum number of Shareholder Nominees has not been reached, then this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.

(v) An Eligible Shareholder must have owned (as defined below) 3% or more of the outstanding shares of the Corporation’s stock eligible to vote in the election of directors continuously for at least three years (the “Required Shares”) as of both the date the Notice is delivered to or mailed to the Corporation in accordance with this subsection (e) of this Section 4 and the record date for determining shareholders entitled to vote at the annual meeting and must continue to own the Required Shares through the annual meeting date. For purposes of satisfying the foregoing ownership requirement under this subsection (e), (A) the shares of stock of the Corporation owned by one or more shareholders, or by the person or persons who own shares of the Corporation’s stock and on whose behalf any shareholder is acting, may be aggregated, provided that: (1) the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, and (2) further provided that the group of shareholders shall have provided to the secretary of the Corporation (as a part of providing the Notice) a written agreement executed by each member designating one of the members as the exclusive member to interact with the Corporation on behalf of all members for purposes of this Section 4, and (B) a group of funds under common management and investment control shall be treated as one shareholder or person for this purpose. Within the time period specified for providing the Notice, an Eligible Shareholder must provide in writing to the secretary of the Corporation: (i) the information required to be provided by subsection (d) of this Section 4 and (ii) the following additional information: (A) one or more written statements from the record holder of the shares and from each intermediary through which the shares are or have been held during the requisite three year holding period verifying that, as of a date within seven calendar days prior to the date the Notice is delivered to or mailed to the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date, (B) the written consent of each Shareholder Nominee to be named in the proxy statement as a nominee and to serve as a director if elected, (C) a copy of the Schedule 14N that has been filed with the U.S. Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, (D) a representation that the Eligible Shareholder: (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (2) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this subsection (e), (3) has not engaged in and will not engage in, and has not and will not be, a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a Board Nominee, (4) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (5) intends to continue to own the Required Shares through the date of the annual meeting, and (6) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (E) an undertaking that the Eligible Shareholder agrees to: (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Corporation’s shareholders or out of the information that the Eligible Shareholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this subsection (e), (3) file with the U.S. Securities and Exchange Commission all soliciting and other materials as required under subdivision (xi) of this subsection (e), and (4) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the annual meeting. The inspectors of elections shall not give effect to the Eligible Shareholder’s votes with respect to the election of directors if the Eligible Shareholder does not comply with the requirements set forth in subsection (e) of this Section 4.

(vi) For purposes of this subsection (e), an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the Corporation’s stock as to which a shareholder who is the Eligible Shareholder or is included in the group that constitutes the Eligible Shareholder possesses both: (A) the full voting and investment rights pertaining to the shares, and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; The number of shares calculated in accordance with these clauses (A) and (B) shall not include any shares: (1) sold by or on behalf of such shareholder in any transaction that has not been settled or closed, (2) borrowed by or on behalf of such shareholder for any purpose or purchased by such shareholder pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by or on behalf of such shareholder whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such shareholder’s full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder: (A) has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder, or (B) has loaned such shares, provided that the person has the power to recall such loaned shares on not more than three business days’ notice. The Board of Directors shall determine whether outstanding shares of the Corporation’s stock are “owned” for these purposes. The Board of Directors’ determination shall be conclusive and binding on the Corporation and its shareholders.

(vii) The Eligible Shareholder may provide to the secretary of the Corporation, within the time period specified for providing the Notice, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this subsection (e) of Section 4, the Corporation may omit from its proxy materials any information or statement that it believes would violate any applicable law, rule, regulation or listing standard.

(viii) The Corporation shall not be required to include, pursuant to this subsection (e), a Shareholder Nominee in its proxy materials: (A) for any annual meeting for which the secretary of the Corporation receives a notice that the Eligible Shareholder or any other shareholder has nominated a Shareholder Nominee for election to the Board of Directors pursuant to the requirements of subsection (d) of this Section 4 and does not expressly elect as a part of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (e), (B) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a Board Nominee, (C) who is not independent under the listing standards of the principal exchange upon which the Corporation’s stock is traded, any applicable rules of the U.S. Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, as determined by the Board of Directors, (D) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Corporation’s Articles of Incorporation, the listing standards of the principal exchange upon which the Corporation’s stock is traded, or any applicable state or federal law, rule or regulation, (E) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (F) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (G) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (H) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors, or (I) if the Eligible Shareholder or applicable Shareholder Nominee otherwise breaches any of its or their obligations, agreements or representations under this Section 4.

(ix) Notwithstanding anything to the contrary set forth herein, the chairman of the annual meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if either the Board of Directors or the chairman of the annual meeting determines that Shareholder Nominee(s) and/or the applicable Eligible Shareholder has breached its or their obligations, agreements or representations under this Section 4.

(x) In addition to the information required to be provided by the Eligible Shareholder by subsections (d) and (e) of this Section 4, each Shareholder Nominee and each Board Nominee shall provide to the secretary of the Corporation, within two weeks of receipt of the secretary’s written request therefor, the following information: (A) a completed copy of the Corporation’s form of director’s questionnaire and a written consent of the Shareholder Nominee or the Board Nominee to the Corporation following such processes for evaluation of such nominee as the Corporation follows in evaluating any other person being considered for nomination to the Corporation’s Board of Directors, as provided by the secretary, (B) the Shareholder Nominee’s or the Board Nominee’s agreement to comply with the Corporation’s corporate governance, conflict of interest, confidentiality, share ownership and share trading policies, as provided by the secretary, (C) written confirmation that the Shareholder Nominee or the Board Nominee: (1) does not have, and will not have, any agreement or understanding as to how he or she will vote on any matter, and (2) is not a party to, and will not become a party to, any outside compensation arrangement relating to service as a director of the Corporation that has not been disclosed to the secretary of the Corporation, and (D) written disclosure of any transactions between the Eligible Shareholder and the Shareholder Nominee or the Board Nominee within the preceding five years.

(xi) The Eligible Shareholder shall file with the U.S. Securities and Exchange Commission any solicitation or other communication with the Corporation’s shareholders relating to the annual meeting at which the Shareholder Nominee will be nominated, regardless of whether Regulation 14A of the Exchange Act requires such filing or any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(xii) No person may be a member of more than one group of persons constituting an Eligible Shareholder under this subsection (e).

(xiii) Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either: (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (B) does not receive at least 25% of the votes cast in favor of the Shareholder Nominee’s election, shall be ineligible to be a Shareholder Nominee pursuant to this subsection (e) for the next two annual meetings of shareholders following the meeting for which the Shareholder Nominee has been included in the Corporation’s proxy materials.

Section 5. Lead Director. – The Board of Directors may, at their discretion, appoint a lead director to coordinate the activities of the independent directors. The lead director shall have such duties as may be assigned to him or her by the Board of Directors. At meetings of the shareholders and of the Board of Directors, in the absence of the chairman, the lead director shall act as chairman of the meetings and preside over such meetings.

Section 6. Organization. – At all meetings of the Board of Directors, the chairman or, in the absence of the chairman, the lead director, if any, shall act as chairman of the meeting. In the chairman’s absence, if there is no lead director or in the lead director’s absence, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary of the Corporation or, in the secretary’s absence, an assistant secretary shall act as secretary of meetings of the Board of Directors. In the absence of the secretary or an assistant secretary at such meeting, the chairman of the meeting shall appoint any person to act as secretary of the meeting.

Section 7. Vacancies. – Any vacancy occurring in the Board of Directors, including a vacancy resulting from a Board of Directors resolution to increase the number of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.

Section 8. Place of Meeting. – Meetings of the Board of Directors, regular or special, may be held either within or without the Commonwealth of Virginia. Any meeting of the Board of Directors, and any action required to be taken at a meeting of the Board of Directors, may be held or taken, as applicable, by any means of remote communication by which all directors participating may simultaneously hear each other during the meeting, and participation by such means shall constitute presence in person at such meeting.

Section 9. Organizational Meeting. – The annual organizational meeting of the Board of Directors shall be held immediately following adjournment of the annual meeting of shareholders and at the same place (or by remote communication), without the requirement of any notice other than this provision of the By-Laws, or at such other date, time and place as the Board of Directors may determine.

Section 10. Regular Meetings: Notice. – Regular meetings of the Board of Directors shall be held at such times and places (if any) as it may from time to time determine. Notice of such meetings need not be given if the time and place (if any) have been fixed at a previous meeting.

Section 11. Special Meetings. – Special meetings of the Board of Directors shall be held whenever called by order of the chairman of the Board of Directors or the lead director, if any. Notice of each such meeting, which need not specify the business to be transacted thereat, shall (i) be mailed to each director, addressed to his or her residence or usual place of business, at least three days before the day of the meeting, (ii) be delivered at least twenty-four hours before the time of the meeting by a form of electronic transmission or (iii) be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

Section 12. Waiver of Notice. – Whenever any notice is required to be given to a director of any meeting of the Board of Directors or any committee thereof for any purpose under the provisions of law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless at the beginning of the meeting or promptly upon the director’s arrival, he or she objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 13. Quorum and Manner of Acting. – Except where otherwise provided by law, a majority of the directors fixed by resolution of the Board of Directors at the time of any regular or special meeting shall constitute a quorum for the transaction of business at such meeting, and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of those present may adjourn the meeting from time to time until a quorum is present. Notice of any such adjourned meeting need not be given.

Section 14. Order of Business. – At all meetings of the Board of Directors business may be transacted in such order as from time to time the Board of Directors may determine.

Section 15. Resignation of Director. – Any director may resign at any time by giving written notice to the Board of Directors, the chairman of the Board of Directors or the secretary of the Corporation. Unless the resignation is contingent on acceptance by the Board of Directors, or as otherwise stated in the notice of resignation, it shall take effect when delivered.

Section 16. Committees.

(a) In addition to the executive committee authorized by Article III of these By-Laws, other committees, consisting of two or more directors, may be designated by the Board of Directors by a resolution adopted by the greater number of (i) a majority of all directors in office at the time the action is being taken or (ii) the number of directors required to take action under Article II, Section 13 hereof. Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as limited by law.

(b) The Board of Directors, upon recommendation from the Governance Committee, if any, will appoint members to each committee meeting any applicable qualifications set forth in that committee’s charter and designate the committee’s chair at the Board of Directors’ annual organizational meeting or at such other time as the Board of Directors may determine. The chair and each committee member will serve until he or she resigns or is removed and a successor is appointed. If the Board of Directors does not designate a chair, the committee members may designate a chair by a majority vote. The Board of Directors may remove any committee member at any time. Each committee may delegate any of its responsibilities to the chair or another committee member, unless prohibited by law, regulation or national securities exchange listing standards (if any).

(c) Each committee of the Board of Directors will hold the number of meetings set forth in its charter and any additional meetings at the chair’s or another committee member’s request. A committee may meet in person or by any means of remote communication by which all directors participating may simultaneously hear each other during the meeting (and participation by such means shall constitute presence in person at such meeting), and may act by unanimous written consent. Each committee chair, in consultation with the other committee members and appropriate officers of the Corporation, will set the date, time and place (if any) of committee meetings and meeting agendas for that committee. Any member may suggest items for the committee’s consideration. The secretary or an assistant secretary will maintain minutes of each Committee meeting.

(d) Unless the Board of Directors otherwise prescribes by resolution, a majority of a committee’s members constitutes a quorum for the transaction of business at a committee meeting, and the act of a majority of the committee members present at a meeting at which there is a quorum present will be the act of that committee. Each committee of the Board of Directors may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors.

ARTICLE III

Executive Committee

Section 1. How Constituted and Powers. – The Board of Directors, by resolution adopted pursuant to Article II, Section 16 hereof, may designate two or more directors to constitute an executive committee, who shall serve during the pleasure of the Board of Directors. The executive committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all of the authority of the Board of Directors.

Section 2. Organization, Etc. – The executive committee may choose a chairman and secretary. The executive committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

Section 3. Meetings. – Meetings of the executive committee may be called by any member of the committee. Notice of each such meeting, which need not specify the business to be transacted thereat, (i) be mailed to each member of the committee, addressed to his or her residence or usual place of business, at least three days before the day of the meeting, (ii) be delivered at least twenty-four hours before the time of the meeting by a form of electronic transmission or (iii) be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

Section 4. Waiver of Notice. – Whenever any notice is required to be given to a member of the committee of any meeting of the executive committee for any purpose under the provisions of law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A member of the committee’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless at the beginning of the meeting or promptly upon the member of the committee’s arrival, he or she objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 5. Quorum and Manner of Acting. – A majority of the executive committee shall constitute a quorum for transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the executive committee. The members of the executive committee shall act only as a committee, and the individual members shall have no powers as such.

Section 6. Removal. – Any member of the executive committee may be removed, with or without cause, at any time, by the Board of Directors.

Section 7. Vacancies. – Any vacancy in the executive committee shall be filled by the Board of Directors.

ARTICLE IV

Officers

Section 1. Designation. – The officers of the Corporation shall include a chairman of the Board of Directors, a chief executive officer, a chief financial officer, one or more executive vice presidents, a controller, an internal auditor, a treasurer, a secretary, and such other officers or assistant officers as the Board of Directors deems necessary or advisable with such powers and duties as prescribed herein or by the Board of Directors. Any two or more offices may be held by the same person.

Section 2. Election, Appointment, Term of Office and Qualifications. – The Board of Directors shall elect annually the chairman of the Board of Directors, chief executive officer, chief financial officer, one or more vice presidents including executive vice presidents, controller, internal auditor, treasurer and secretary. The Board of Directors may authorize any duly elected officer to appoint one or more other officers or assistant officers. Each officer shall hold office until his or her respective successor shall have been duly chosen and qualified or until such officer’s resignation, death, or removal.

Section 3. Vacancies. – If any vacancy shall occur among the officers or assistant officers of the Corporation, such vacancy may be filled by the Board of Directors or by any duly elected officer authorized by the Board of Directors to appoint such officer or assistant officer.

Section 4. Removal. – The Board of Directors may remove any officer or assistant officer at any time either with or without cause. Any officer or assistant officer appointed by another officer may likewise be removed by such officer.

Section 5. Chairman. – The chairman shall be chosen from among the directors. The chairman shall serve as chairman of the board of directors and preside at meetings of the shareholders and of the Board of Directors. The chairman shall be responsible to the Board of Directors and shall perform such other duties as shall be assigned to him or her by the Board of Directors. Unless otherwise designated by the Board of Directors, the chairman shall also be the chief executive officer of the Corporation.

Section 6. Chief Executive Officer. – The chief executive officer shall be devoted to the Corporation’s business and affairs under the basic policies set by the Board of Directors and shall from time to time report to the Board of Directors on matters within his or her knowledge that the interests of the Corporation may require be brought to the Board of Directors’ notice. The chief executive officer shall be responsible to the Board of Directors and shall perform such other duties as shall be assigned to him or her by the Board of Directors.

Section 7. Vice Presidents. – One or more vice presidents including executive vice presidents of the Corporation shall assist the chief executive officer in carrying out his or her respective duties and shall perform those duties that may from time to time be assigned to them by the Board of Directors or the chief executive officer.

Section 8. Chief Financial Officer. – The chief financial officer shall be an executive vice president of the Corporation and shall be responsible for the management and supervision of the financial affairs of the Corporation.

Section 9. Secretary. – The secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors in a book or books kept for that purpose. He or she shall keep in safe custody the seal of the Corporation, and shall affix such seal to any instrument requiring it. The secretary shall have charge of such books and papers as the Board of Directors may direct. He or she shall attend to the giving and serving of all notices of the Corporation and shall also have such other powers and perform such other duties as pertain to the secretary’s office, or as the Board of Directors, chairman, or chief executive officer may from time to time prescribe.

Section 10. Assistant Officers. – In the absence or disability of an officer, one or more assistant officers shall perform all of the duties of the officer and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the officer. Assistant officers shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or an officer of the Corporation.

ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, Etc.

Section 1. Contracts. – The chairman, chief executive officer, any executive vice president and such other persons as the chairman, chief executive officer or the Board of Directors may authorize shall have the power to execute any contract or other instrument on behalf of the Corporation. The Board of Directors, in its discretion, may authorize the power to execute any contract or other instrument on behalf of the Corporation to the lead director or the chairman of a standing committee of the Corporation. No other officer, agent or employee shall, unless otherwise in these By-Laws provided, have any power or authority to bind the Corporation by any contract or acknowledgement, or pledge its credit or render it liable pecuniarily for any purpose or to any amount.

Section 2. Loans. – The chairman, chief executive officer, any executive vice president and such other persons as the chief executive officer or the Board of Directors may authorize shall have the power to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any corporation, firm or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, as security for the payment of any and all loans, advances, indebtedness and liability of the Corporation, may pledge, hypothecate or transfer any and all stocks, securities and other property at any time held by the Corporation, and to that end endorse, assign and deliver the same.

Section 3. Voting of Stock Held. – The chairman, chief executive officer, any executive vice president or the secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast the votes that the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as such officer may deem necessary or proper in the premises; or the chairman, chief executive officer, any executive vice president or the secretary may attend any meeting of the holders of stock or other securities of such other corporation and thereat vote or exercise any and all powers of the Corporation as the holder of such stock or other securities of such other corporation.

ARTICLE VI

Certificates Representing Shares

Shares of the Corporation shall be uncertificated shares beginning on June 15, 2012. Notwithstanding the foregoing, shares represented by a certificate issued prior to June 15, 2012, shall be certificated shares until such certificate is surrendered to this Corporation. Certificates representing shares of the Corporation shall be signed by the chairman, chief executive officer or any vice president and the secretary or any assistant secretary. Any and all signatures on such certificates, including signatures of officers, transfer agents and registrars, may be facsimile.

ARTICLE VII

Distributions

The Board of Directors may from time to time, in its discretion, declare distributions from the Corporation’s funds legally available for distributions.

ARTICLE VIII

Seal

The Board of Directors shall provide a suitable seal or seals, which shall be in the form of a circle, and shall bear around the circumference the words “Mondelēz International, Inc.” and in the center the word and figures “Virginia.”

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall be the calendar year.

ARTICLE X

Amendment

The power to alter, amend or repeal the By-Laws of the Corporation or to adopt new By-Laws shall be vested in the Board of Directors, but By-Laws made by the Board of Directors may be repealed or changed by the shareholders, or new By-Laws may be adopted by the shareholders, and the shareholders may prescribe that any By-Laws made by them shall not be altered, amended or repealed by the Board of Directors.

ARTICLE XI

Emergency By-Laws

If a quorum of the Board of Directors cannot be readily assembled because of some catastrophic event, and only in such event, these By-Laws shall, without further action by the Board of Directors, be deemed to have been amended for the duration of such emergency, as follows:

Section 1. Section 7 of Article II shall read as follows:

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors called in accordance with these By-Laws.

Section 2. The first sentence of Section 11 of Article II shall read as follows:

Special meetings of the Board of Directors shall be held whenever called by order of any person having the powers and duties of the chairman of the Board of Directors.

Section 3. Section 13 of Article II shall read as follows:

The directors present at any regular or special meeting called in accordance with these By-Laws shall constitute a quorum for the transaction of business at such meeting, and the action of a majority of such directors shall be the act of the Board of Directors, provided, however, that in the event that only one director is present at any such meeting no action except the election of directors shall be taken until at least two additional directors have been elected and are in attendance.

ARTICLE XII

Unavailability of Officers

In the event an officer of the Company is unavailable to perform his or her duties for any reason, and notwithstanding any provision of these By-Laws to the contrary, the Board of Directors is authorized to elect any director or officer of the Company to fill such position on a temporary basis. Any person so elected shall have such title as may be conferred by the Board of Directors; shall, unless limited by the resolution electing such person, have all the powers and duties of the office being temporarily filled as set forth in these By-Laws; and shall hold such office until the Board of Directors determines the original officer is again available to serve or until such temporary officer resigns or is removed by the Board of Directors.